           Consent of Independent Registered Public Accounting Firm

The Board of Directors Genworth Life and Annuity Insurance Company and
Contract Owners
Genworth Life & Annuity VA Separate Account 2

We consent to the use of our reports dated February 28, 2008 with respect to the Genworth Life and Annuity Insurance Company and subsidiaries' consolidated financial statements and financial statement schedules, and the use of our report dated April 4, 2008 with respect to Genworth Life & Annuity VA Separate Account 2, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

/s/ KPMG LLP

Richmond, Virginia

April 25, 2008